                                                                    EXHIBIT 99.1

                       [MERCANTILE BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.    Charles Christmas          Linda Margolin
Chairman & CEO            Chief Financial Officer    Margolin & Associates, Inc.
616-406-3700              616-406-3750               216-765-0953
gjohnson@mercbank.com     cchristmas@mercbank.com    lmm@margolinIR.com

             MERCANTILE BANK CORPORATION ANNOUNCES 2004 FISCAL YEAR
                      NET INCOME OF $13.7 MILLION, UP 37.0%

                      FOURTH QUARTER NET INCOME ROSE 48.9%

WYOMING, MICH., January 12, 2005 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the fiscal year ended December 31, 2004 of $13.7 million, up 37.0 percent from the $10.0 million reported for the fiscal year ended December 31, 2003. Earnings for 2004 include an $845,000 ($548,000 after-tax) write-off associated with the unamortized balance of issuance costs related to the redemption of the $16.0 million trust preferred offering issued in 1999. Excluding this one-time charge, earnings were $14.3 million, a 42.5 percent increase over 2003. Reported diluted earnings per share were $1.87 compared with $1.61 reported for the prior fiscal year, an increase of 16.1 percent. Excluding the one-time charge, earnings per share were $1.94, an increase of 20.5 percent. Per share results reflect a common stock offering completed in the fourth quarter of 2003, which increased average fully diluted shares outstanding by 1.1 million, or 18.3 percent.

For the fourth quarter of 2004, Mercantile reported net income of $4.5 million, up 48.9 percent from the $3.0 million reported in the fourth quarter of 2003. Reported diluted earnings per share were $0.61 compared with the $0.42 reported for the prior-year period, a 45.2 percent increase.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "2004 was another record year for Mercantile. Our company's strong performance continues to be driven by commercial loan growth; we have been uniquely successful lending to small and mid-sized businesses attracted by our lending expertise and high service levels. West Michigan is well-known for its entrepreneurial environment, as is Mercantile Bank of West Michigan. We have structured our product line, hired our staff, and built an infrastructure to provide our small business leaders with the best in banking. Our earnings and profitability growth reflect our success at this strategy.

"We passed the $1.5 billion mark in assets during the fourth quarter of 2004. In anticipation of our continuing growth needs, we added an additional $16.0 million in trust preferred securities to our capital base, and we strengthened our physical infrastructure through the investment in a new headquarters building and Holland branch facility. The Holland facility opened in November, 2004 and the headquarters building is scheduled to be completed by May, 2005. These moves should position us for a strong business environment in 2005."

Total revenue, comprised of net interest income and non-interest income, was $46.7 million for the 2004 fiscal year, an increase of 31.0 percent over the $35.7 million earned during 2003. Mr. Johnson noted, "Effective management of our net interest margin allowed us to benefit from the more favorable interest rate environment, although strong loan growth continues to be the main driver of our revenue growth." Net interest income increased 35.7 percent to $42.4 million, reflecting a combination of 31.6 percent growth in average earning assets and an eight basis point improvement in the net interest margin to 3.30 percent. Non-interest income for 2004 was $4.3 million, slightly below the $4.4 million reported for 2003. The $545,000 decline in residential mortgage fees in 2004 was replaced by increased income in virtually all other categories.

Total revenue for the fourth quarter of 2004 was $13.2 million, an increase of
31.4 percent over the $10.0 million earned in the prior-year period. Net interest income increased 35.2 percent to $12.1 million as a result of a 28.0 percent increase in average earning assets and a 17 basis point increase in the net interest margin to 3.43 percent. Non-interest income for the fourth quarter of 2004 was $1.1 million, virtually unchanged from the prior-year level.

Revenue growth continues to outpace expense growth. Non-interest expense for the 2004 fiscal year was $23.2 million, an increase of 28.4 percent over the prior-year period. Excluding the one-time write-off of trust preferred issuance costs during the third quarter of 2004, non-interest expense increased 23.7 percent. Salaries and benefits, up 22.7 percent, represented the largest increase in non-interest expense, and primarily reflected a 20.5 percent increase in FTE employees. Mercantile's efficiency ratio improved to 49.64 percent for 2004 compared with 50.66 percent for 2003. Excluding the one-time write-off, its 2004 efficiency ratio was 47.84 percent.

Non-interest expense for the fourth quarter of 2004 was $6.2 million, an increase of 26.7 percent over the prior-year period. Salaries and benefits, the largest component of that increase, grew 15.8 percent. Non-interest expense was increased by $386,000 relating to the purchase of rehabilitation tax credits. The transaction resulted in a $414,000 reduction in federal income tax expense, and enabled Mercantile to provide additional support to a valued customer. Fourth quarter efficiency improved to 47.22 percent compared with 48.98 percent for the year-ago quarter.

Asset quality continues to be excellent. Mr. Johnson commented, "As a West Michigan-based community bank, we excel in our knowledge of our local customers and our marketplace. Superb credit administration and lending expertise are core competencies at Mercantile and an integral component of our commercial lending strategy. Our low level of loan losses continues to contribute to our growing profitability levels." Net charge-offs for 2004 were $1.2 million, or 0.10 percent of average loans. Non-performing assets were 0.19 percent of total assets at December 31, 2004, compared with 0.20 percent at September 30, 2004, and 0.15 percent at December 31, 2003. Loan and lease loss reserves were $17.8 million, or 1.35 percent of total loans and leases at December 31, 2004.

Total assets were $1.5 billion at December 31, 2004, an increase of $332.8 million, or 27.7 percent, from last year. Loans rose $281.2 million, or 27.1 percent, during the same time period, primarily funded by a $256.3 million, or
28.4 percent, increase in deposits. Non-interest bearing deposits rose 32.9 percent, to $101.7 million.

Shareholders' equity at December 31, 2004 was $141.6 million, a twelve-month increase of $11.4 million, or 8.8 percent. Total shares outstanding at quarter end were 7,192,461. Mercantile's total risk-based capital ratio at quarter-end was 13.03 percent. Mr. Johnson concluded, "Our business model, with its focus on commercial lending and quality service delivered efficiently, has worked exceptionally well in the Western Michigan market. We look forward to a continuation of that success in 2005."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service offices in greater Grand Rapids, and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Non-GAAP Financial Measures

This press release includes disclosure and discussion of earnings, earnings per share and efficiency ratio excluding a one-time write-off. These numbers are non-GAAP financial measures as defined in Securities and Exchange Commission ("SEC") Regulation G and Item 10 of SEC Regulation S-K. Management believes that these measures are better indicators of operating performance than the GAAP-based ratios. A complete reconciliation of the GAAP-based and non-GAAP information included in this press release has been provided. Non-GAAP information presented by other companies may not be comparable to that presented in this release, since each company may define non-GAAP measures differently.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
Fourth Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                       DECEMBER 31,       DECEMBER 31,      DECEMBER 31,
                                                          2004              2003              2002
                                                          ----              ----              ----
                                                      (Unaudited)        (Unaudited)      (Unaudited)
ASSETS
   Cash and due from banks                         $    20,662,000    $    16,309,000    $  23,404,000
   Short-term investments                                  149,000            255,000          213,000
   Federal funds sold                                            0                  0        4,500,000
                                                   ---------------    ---------------    -------------
     Total cash and cash equivalents                    20,811,000         16,564,000       28,117,000
   Securities available for sale                        93,826,000         71,421,000       59,614,000
   Securities held to maturity                          52,341,000         45,112,000       36,493,000
   Federal Home Loan Bank stock                          6,798,000          4,977,000          786,000
   Total loans and leases                            1,317,124,000      1,035,963,000      771,554,000
   Allowance for loan and lease losses                 (17,819,000)       (14,379,000)     (10,890,000)
                                                   ---------------    ---------------    -------------
     Total Loans and leases, net                     1,299,305,000      1,021,584,000      760,664,000
   Premises and equipment, net                          24,572,000         15,305,000       12,174,000
   Bank owned life insurance policies                   23,750,000         16,441,000       14,876,000
   Accrued interest receivable                           5,644,000          4,098,000        3,336,000
   Other assets                                          9,072,000          7,835,000        6,300,000
                                                   ---------------    ---------------    -------------
      Total assets                                 $ 1,536,119,000    $ 1,203,337,000    $ 922,360,000
                                                   ===============    ===============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
     Noninterest-bearing                           $   101,742,000    $    76,579,000    $  62,405,000
     Interest-bearing                                1,057,439,000        826,313,000      691,708,000
                                                   ---------------    ---------------    -------------
       Total deposits                                1,159,181,000        902,892,000      754,113,000
   Securities sold under agreement to repurchase        56,317,000         49,545,000       50,335,000
   Federal funds purchased                              15,000,000          6,000,000                0
   Federal Home Loan Bank advances                     120,000,000         90,000,000       15,000,000
   Subordinated debentures                              32,990,000         16,495,000       16,495,000
   Other borrowed money                                  1,609,000          1,114,000          576,000
   Accrued expenses and other liabilities                9,405,000          7,090,000        6,007,000
                                                   ---------------    ---------------    -------------
       Total liabilities                             1,394,502,000      1,073,136,000      842,526,000
SHAREHOLDERS' EQUITY
   Common stock                                        131,010,000        118,560,000       75,530,000
   Retained earnings                                    10,475,000         11,421,000        3,250,000
   Accumulated other comprehensive income                  132,000            220,000        1,054,000
                                                   ---------------    ---------------    -------------
     Total shareholders' equity                        141,617,000        130,201,000       79,834,000
      Total liabilities and shareholders' equity   $ 1,536,119,000    $ 1,203,337,000    $ 922,360,000
                                                   ===============    ===============    =============

Mercantile Bank Corporation
Fourth Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                            THREE MONTHS ENDED  THREE MONTHS ENDED  TWELVE MONTHS ENDED TWELVE MONTHS ENDED
                                            December 31, 2004   December 31, 2003    December 31, 2004   December 31, 2003
                                            ------------------  ------------------  ------------------- -------------------
                                                (Unaudited)        (Unaudited)        (Unaudited)          (Unaudited)
INTEREST INCOME
   Loans and leases, including fees              $17,968,000        $13,355,000        $62,791,000        $49,700,000
   Investment securities                           1,728,000          1,334,000          6,152,000          4,900,000
   Federal funds sold                                 22,000              7,000             75,000             57,000
   Short-term investments                              1,000                  0              4,000              1,000
                                                 -----------        -----------        -----------        -----------
     Total interest income                        19,719,000         14,696,000         69,022,000         54,658,000
INTEREST EXPENSE
   Deposits                                        6,401,000          4,754,000         21,786,000         20,107,000
   Short-term borrowings                             301,000            200,000            877,000            712,000
   Federal Home Loan Bank advances                   693,000            390,000          2,471,000            921,000
   Long-term borrowings                              242,000            415,000          1,461,000          1,655,000
                                                 -----------        -----------        -----------        -----------
     Total interest expense                        7,637,000          5,759,000         26,595,000         23,395,000
                                                 -----------        -----------        -----------        -----------
     Net interest income                          12,082,000          8,937,000         42,427,000         31,263,000
   Provision for loan and lease losses             1,000,000            950,000          4,674,000          3,800,000
                                                 -----------        -----------        -----------        -----------
     Net interest income after provision
       for loan and lease losses                  11,082,000          7,987,000         37,753,000         27,463,000
NON INTEREST INCOME
   Service charges on accounts                       325,000            326,000          1,255,000          1,178,000
   Net gain on sales of securities                         0             50,000             78,000            321,000
   Net gain on sales of loans                         50,000                  0            225,000                  0
   Other income                                      731,000            726,000          2,744,000          2,910,000
                                                 -----------        -----------        -----------        -----------
     Total non interest income                     1,106,000          1,102,000          4,302,000          4,409,000
NON INTEREST EXPENSE
   Salaries and benefits                           3,574,000          3,086,000         13,956,000         11,371,000
   Occupancy                                         418,000            354,000          1,588,000          1,386,000
   Furniture and equipment                           276,000            271,000          1,093,000          1,009,000
   Other expense                                   1,960,000          1,206,000          6,561,000          4,305,000
                                                 -----------        -----------        -----------        -----------
     Total non interest expense                    6,228,000          4,917,000         23,198,000         18,071,000
                                                 -----------        -----------        -----------        -----------
     Income before federal income
       tax expense                                 5,960,000          4,172,000         18,857,000         13,801,000
   Federal income tax expense                      1,472,000          1,157,000          5,136,000          3,785,000
                                                 -----------        -----------        -----------        -----------
     Net income                                  $ 4,488,000        $ 3,015,000        $13,721,000        $10,016,000
                                                 ===========        ===========        ===========        ===========
   Basic earnings per share                      $      0.62        $      0.42        $      1.91        $      1.65
   Diluted earnings per share                    $      0.61        $      0.42        $      1.87        $      1.61
   Average shares outstanding *                    7,189,575          7,102,196          7,174,320          6,070,648
   Average diluted shares outstanding *            7,350,178          7,260,163          7,354,013          6,215,658

* - Adjusted for 5% stock dividend paid on May 3, 2004

Mercantile Bank Corporation
Fourth Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                           QUARTERLY                               YEAR-TO-DATE
                                               -----------------------------------------------------------   ---------------------
                                                  2004         2004        2004         2004       2003
(dollars in thousands except per share data)    4TH QTR      3RD QTR     2ND QTR      1ST QTR    4TH QTR      2004        2003
                                               ----------   ---------   ----------   ---------  ---------   ---------   ---------
EARNINGS
   Net interest income                         $   12,082      10,856      10,000       9,489       8,937      42,427      31,263
   Provision for loan and lease losses         $    1,000       1,200       1,230       1,244         950       4,674       3,800
   NonInterest income                          $    1,106       1,156       1,001       1,039       1,102       4,302       4,409
   NonInterest expense                         $    6,228       6,415       5,400       5,155       4,917      23,198      18,071
   Net income                                  $    4,488       3,114       3,146       2,973       3,015      13,721      10,016
   Basic earnings per share                    $     0.62        0.43        0.44        0.42        0.42        1.91        1.65
   Diluted earnings per share                  $     0.61        0.43        0.43        0.41        0.42        1.87        1.61
   Average shares outstanding *                 7,189,575   7,176,032   7,172,633   7,158,970   7,102,196   7,174,320   6,070,648
   Average diluted shares outstanding *         7,350,178   7,318,345   7,322,474   7,314,126   7,260,163   7,354,013   6,215,658
PERFORMANCE RATIOS
   Return on average assets                          1.18%       0.86%       0.95%       0.96%       1.02%       0.99%       0.96%
   Return on average common equity                  12.74%       9.06%       9.50%       9.10%       9.38%      10.16%      10.61%
   Net interest margin (fully tax-equivalent)        3.43%       3.23%       3.24%       3.26%       3.26%       3.30%       3.22%
   Efficiency ratio                                 47.22%      53.40%      49.09%      48.96%      48.98%      49.64%      50.66%
   Full-time equivalent employees                     194         190         183         167         161         194         161
CAPITAL
   Average equity to average assets                  9.29%       9.54%      10.01%      10.50%      10.91%       9.79%       9.00%
   Tier 1 leverage capital ratio                    11.53%      10.75%      11.35%      11.87%      12.49%      11.53%      12.49%
   Tier 1 risk-based capital ratio                  11.82%      10.99%      11.50%      11.99%      12.60%      11.82%      12.60%
   Total risk-based capital ratio                   13.03%      12.21%      12.74%      13.23%      13.84%      13.03%      13.84%
   Book value per share                        $    19.69       19.22       18.71       18.52       18.17       19.69       18.17
   Cash dividend per share                     $     0.09        0.09        0.09        0.09        0.08        0.36        0.32
ASSET QUALITY
   Gross loan charge-offs                      $      262         581         263         299          72       1,405         596
   Net loan charge-offs                        $      226         467         255         286          53       1,234         311
   Net loan charge-offs to average loans             0.07%       0.15%       0.09%       0.11%       0.02%       0.10%       0.04%
   Allowance for loan and lease losses         $   17,819      17,045      16,312      15,337      14,379      17,819      14,379
   Allowance for losses to total loans               1.35%       1.36%       1.38%       1.38%       1.39%       1.35%       1.39%
   Nonperforming loans                         $    2,842       2,985       3,731       3,122       1,785       2,842       1,785
   Other real estate and repossessed assets    $        0           0           0           0           0           0           0
   Nonperforming assets to total assets              0.19%       0.20%       0.27%       0.24%       0.15%       0.19%       0.15%
END OF PERIOD BALANCES
   Loans and leases                            $1,317,124   1,253,713   1,185,363   1,111,152   1,035,963   1,317,124   1,035,963
   Total earning assets (before allowance)     $1,470,238   1,404,559   1,311,191   1,234,158   1,157,728   1,470,238   1,157,728
   Total assets                                $1,536,119   1,474,949   1,378,626   1,293,935   1,203,337   1,536,119   1,203,337
   Deposits                                    $1,159,181   1,144,857   1,046,069     995,334     902,892   1,159,181     902,892
   Shareholders' equity                        $  141,617     137,935     134,272     133,075     130,201     141,617     130,201
AVERAGE BALANCES
   Loans and leases                            $1,276,913   1,219,325   1,144,758   1,067,710     999,618   1,177,568     887,512
   Total earning assets (before allowance)     $1,428,121   1,361,985   1,269,300   1,196,936   1,115,960   1,314,532     998,616
   Total assets                                $1,504,526   1,429,059   1,330,507   1,250,733   1,169,521   1,379,178   1,048,692
   Deposits                                    $1,150,606   1,094,166   1,004,651     946,562     886,299   1,049,397     834,998
   Shareholders' equity                        $  139,744     136,290     133,211     131,361     127,511     135,002      94,366

* - Adjusted for 5% stock dividend paid on May 3, 2004

Mercantile Bank Corporation
Fourth Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
           Reconciliation of GAAP-Based Operating Performance Measures
                   and Adjusted Operating Performance Measures

The following schedule reflects the adjustment of GAAP-based operating results and certain performance measures for the one-time charge associated with the unamortized balance of issuance costs of trust preferred securities that were redeemed during the third quarter of 2004. Management believes excluding the impact of the one-time charge from 2004 operating results and performance measures allows a more meaningful comparison of 2004 results to 2003 results.

                                                    TWELVE MONTHS ENDED  TWELVE MONTHS ENDED
                                                     December 31, 2004    December 31, 2003
                                                    -------------------  -------------------
                                                         (Unaudited)       (Unaudited)
GAAP-BASED OPERATING PERFORMANCE MEASURES
   Net interest income                                   $42,427,000       $31,263,000
   Provision for loan and lease losses                     4,674,000         3,800,000
   Noninterest income                                      4,302,000         4,409,000
   Noninterest expense                                    23,198,000        18,071,000
                                                         -----------       -----------
         Income before federal income tax expense         18,857,000        13,801,000
   Federal income tax expense                              5,136,000         3,785,000
                                                         -----------       -----------
         Net income                                       13,721,000        10,016,000
   Basic earnings per share                              $      1.91       $      1.65
   Diluted earnings per share                                   1.87              1.61
   Return on average assets                                     0.99%             0.96%
   Return on average equity                                    10.16%            10.61%
   Net interest margin                                          3.30%             3.22%
   Efficiency ratio                                            49.64%            50.66%
ADJUSTED OPERATING PERFORMANCE MEASURES
   Net interest income                                   $42,427,000       $31,263,000
   Provision for loan and lease losses                     4,674,000         3,800,000
   Noninterest income                                      4,302,000         4,409,000
   Noninterest expense                                    23,198,000        18,071,000
   Elimination of one-time charge associated
      with redemption of trust preferred securities          845,000                 0
                                                         -----------       -----------
         Income before federal income tax expense         19,702,000        13,801,000
   Federal income tax expense                              5,136,000         3,785,000
   Increase in federal income tax expense due to
      elimination of one-time charge                         297,000                 0
                                                         -----------       -----------
         Net income                                       14,269,000        10,016,000
   Basic earnings per share                              $      1.99       $      1.65
   Diluted earnings per share                                   1.94              1.61
   Return on average assets                                     1.03%             0.96%
   Return on average equity                                    10.57%            10.61%
   Net interest margin                                          3.30%             3.22%
   Efficiency ratio                                            47.84%            50.66%